[LETTERHEAD OF TAIT, WELLER & BAKER]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY  10005

We hereby consent to the use in the Post-Effective Amendment No. 29 to the Registration Statement on Form N-6 (file No. 2-98410) of our report dated March 9, 2005 relating to the December 31, 2004 financial statements of First Investors Life Level Premium Variable Life Insurance (Separate Account B) and our report dated March 9, 2005 relating to the December 31, 2004 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.


                                             /s/ Tait, Weller & Baker

                                                 TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 21, 2005